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                                                                 EXHIBIT 8(h)(2)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (the "Amendment") is effective as of July 17, 1998, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Company") and THE VANGUARD GROUP, INC. (the "Adviser").

                                    RECITALS

     WHEREAS, the Company, the Adviser and certain Funds are parties to that Participation Agreement dated May 18, 1996 (the "Agreement") in connection with the participation by the Funds in Contracts offered by the Company; and

     WHEREAS, the Company and the Adviser desire to limit the parties to the Agreement and desire to list new Funds under the Agreement;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company and the Adviser agree as follows:

     The parties to the Agreement hereafter shall be the Company and the Adviser, and shall not require that each Fund under the Agreement be a party to the Agreement.

     The Adviser shall uphold the representations made by the Funds in the Agreement.

     Schedules A and B shall be combined into said Schedule A, and Schedule A to this Amendment shall replace the Schedule A and Schedule B to the Agreement.

     Schedule A will list the Vanguard Funds and Portfolios to be used as funding vehicles by the Company under the Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 effective the day and year first above written.


THE VARIABLE ANNUITY                            THE VANGUARD GROUP, INC.
LIFE INSURANCE COMPANY


By: /s/ CYNTHIA A. TOLES                        By: /s/ DENNIS SIMMONS
   ----------------------------------              -----------------------------
   Cynthia A. Toles                                Dennis Simmons
   Senior Vice President,                          Principal - Legal
   General Counsel and Secretary




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                                   SCHEDULE A

VANGUARD / WELLINGTON FUND
VANGUARD / WINDSOR II
VANGUARD FIXED INCOME SECURITIES FUND, INC.

     Long-Term Corporate Portfolio
     Long-Term U.S. Treasury Portfolio

VANGUARD STAR FUND

     Vanguard LifeStrategy Growth Portfolio
     Vanguard LifeStrategy Moderate Growth Portfolio
     Vanguard LifeStrategy Conservative Growth Portfolio






o    Each Vanguard Fund is organized as a Delaware Business Trust

o    Notices may be sent to the Funds at:

       The Vanguard Group, Inc., Post Office Box 2600, Valley Forge, PA 19482, (for overnight delivery)
       The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355